STOCK AND WARRANTS PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               LOYALTYPOINT, INC.

                                       AND

                    AMERICAN EXPRESS INCENTIVE SERVICES, LLC

                                 August 12, 2004

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                                                                            Page
1.   Definitions...............................................................2
2.   Basic Transaction 6
     2.1      Sale of Securities...............................................6
     2.2      The Closing......................................................6
     2.3      Actions at the Closing...........................................7
3.   Representations and Warranties of Loyalty.................................7
     3.1      Organization, Qualification, and Power...........................7
     3.2      Capitalization...................................................8
     3.3      Authorization of Transaction.....................................9
     3.4      Noncontravention.................................................9
     3.5      Title to Assets.................................................10
     3.6      Financial Statements............................................10
     3.7      SEC Reports.....................................................11
     3.8      Compliance with Laws............................................11
     3.9      Certain Business Relationships With Loyalty.....................12
     3.10     Absence of Questionable Payments................................12
     3.11     Employment Matters..............................................13
     3.12     Employees.......................................................13
     3.13     Employee Benefit Plans..........................................13
     3.14     Tangible Assets.................................................15
     3.15     Tax Matters.....................................................15
     3.16     Real Property...................................................17
     3.17     Environmental, Health, and Safety Matters.......................17
     3.18     Undisclosed Liabilities.........................................17
     3.19     Guaranties......................................................18
     3.20     Events Subsequent to March 31, 2004.............................18
     3.21     Brokers' Fees...................................................21
     3.22     Intellectual Property...........................................21
     3.23     Insurance.......................................................22
     3.24     Certain Agreements..............................................23
     3.25     Indebtedness....................................................23
     3.26     Investments.....................................................23
     3.27     Litigation......................................................24
     3.28     Copies of Documents.............................................24
     3.29     Other Information...............................................24
4.   Representations and Warranties of AEIS...................................24
     4.1      Organization, Qualification, and Power..........................25
     4.2      Authorization of Transaction....................................25
     4.3      Noncontravention................................................25
     4.4      Brokers' Fees...................................................26
     4.5      Investment Intent ..............................................26
5.   Conditions to Obligation to Close........................................27
     5.1      Conditions to Obligation of Loyalty.............................27
     5.2      Conditions to Obligation of AEIS................................28

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6.   Termination..............................................................29
     6.1      Termination of Agreement........................................29
     6.2      Effect of Termination...........................................30

7.   Indemnification 30
     7.1      Indemnification by Loyalty......................................30
     7.2      Indemnification by AEIS.........................................30
     7.3      Procedure.......................................................31
8.   Miscellaneous     .......................................................32
     8.1      Survival 32
     8.2      Entire Agreement................................................32
     8.3      Assignment......................................................32
     8.4      Counterparts....................................................32
     8.5      Headings 32
     8.6      Notices and Addresses...........................................33
     8.7      Governing Law...................................................33
     8.8      Amendments and Waivers..........................................34
     8.9      Severability....................................................34
     8.10     Expenses 34
     8.11     Construction....................................................34
     8.12     Arbitration.....................................................34
     8.13     Force Majeure...................................................35
     8.14     Plural   .......................................................36
     8.15     Incorporation of Exhibits and Schedules.........................36

Exhibits
--------

     Exhibit A - Form of Warrant
     Exhibit B - Investor Rights Agreement

Loyalty Point Disclosure Schedule Sections
------------------------------------------
     3.1      Organization, Qualification, and Power
     3.2      Capitalization
     3.4      Noncontravention
     3.5      Title to Assets
     3.6      Financial Statements
     3.8      Compliance with Laws
     3.9      Certain Business Relationships With Loyalty
     3.11     Employment Matters
     3.13     Employment Benefit Plans
     3.14     Tangible Assets
     3.15.1   Tax Matters - Extensions
     3.15.3   Tax Matters - Audits

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     3.17.2   Environmental, Health, and Safety Matters
     3.18     Undisclosed Liabilities
     3.20     Events Subsequent to March 31, 2004
     3.22     Intellectual Property
     3.23     Insurance
     3.24     Certain Agreements
     3.25     Indebtedness
     3.26     Investments
     3.27     Litigation


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

                      STOCK AND WARRANTS PURCHASE AGREEMENT

         This Stock and Warrants Purchase Agreement (the "Agreement") entered into as of August 12, 2004 by and between LoyaltyPoint, Inc. ("Loyalty"), a Delaware corporation, and American Express Incentive Services, LLC ("AEIS"), a Missouri limited liability company. Loyalty and AEIS are also referred to each as a "Party" or collectively as the "Parties."

         WHEREAS, AEIS has entered into that certain Reseller Agreement ("Reseller Agreement") of even date with Schoolpop, Inc., a Delaware corporation ("Schoolpop") and wholly-owned subsidiary of FUNDever, Inc., a Delaware corporation and wholly-owned subsidiary of Loyalty, pursuant to which Schoolpop has agreed to deliver 5,000,000 shares of Loyalty's Common Stock, as defined, and Warrants, as defined, to purchase 3,000,000 shares of Loyalty's Common Stock, upon the terms and subject to the conditions set forth therein;

         WHEREAS, the board of directors of Loyalty has approved the sale of 5,000,000 shares of Loyalty's Common Stock, together with the issuance of Warrants to purchase 3,000,000 shares of Loyalty's Common Stock, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, Loyalty has agreed to register AEIS shares of Common Stock being sold under this Agreement and issuable upon exercise of the Warrants pursuant to a registration rights agreement, subject to the terms and conditions set forth therein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

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         1. DEFINITIONS. As used in this Agreement, the following capitalized words and terms have the referenced meanings:

         "Accel Financing" shall have the meaning set forth in Section 5.1.6.

         "Accel Group" means those Persons investing in Loyalty as part of the Accel Financing.

         "Adverse Consequences" means all injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees actually sustained by a Party or imposed thereon.

         "AEIS" has the meaning set forth in the introductory paragraph.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Agreement" has the meaning set forth in the introductory paragraph.

         "Amendment to Certificate" shall have the meaning set forth in Section 3.3.

         "Certificate of Designation" shall have the meaning set forth in
Section 3.1.

         "Claim" shall mean any claims, demands, actions, administrative or arbitration proceedings, damages, losses including loss of value, obligations, allegations, Liabilities, judgments, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees and expenses that a Party is or may be liable for or incurs in investigating or pursuing any of the foregoing.

         "Closing" shall have the meaning set forth in Section 2.2.

         "Closing Date" shall have the meaning set forth in Section 2.2.

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         "Code" means the Internal Revenue Code of 1986, as amended and the
Regulations thereunder.

         "Common Stock" means shares of common stock, $0.001 par value, of Loyalty.

         "Directly or Indirectly" shall include, but not be limited to, (i) acting as an agent, officer, director, representative, consultant, independent contractor, or employee of any Person, or (ii) participating as an owner, partner, limited partner, member, joint venturer, material creditor or shareholder (except as a shareholder holding less than five percent interest in a corporation or entity whose shares are traded on a national securities exchange or on the Nasdaq Stock Market).

         "Employee Benefit Plan" means any employee benefit plan (as such term is in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind set forth in Section 3.13.

         "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA Section 3(2).

         "Environmental, Health, and Safety Requirements" shall mean the legal requirements regarding environmental, health, and safety matters which are applicable to Loyalty and its business.

         "ERISA" shall mean Employee Retirement Income Security Act of 1974.

         "Financial Statements" has the meaning set forth in Section 3.6.

         "GAAP" means United States Generally Accepted Accounting Principles as in effect from time to time.

         "Governmental Entity" has the meaning set forth in Section 3.4.

         "Indemnified Party" has the meaning set forth in Section 7.3.

         "Indemnifying Party" has the meaning set forth in Section 7.3.

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         "Intellectual Property" shall mean to include, but not be limited to trade names, fictitious names, trademarks, trade dress, copyrights, moral rights, patents, protected software and databases, and other types of intellectual property protected under United States state or federal law.

         "IRS" shall mean the United States Internal Revenue Service.

         "Knowledge" means actual knowledge after reasonable investigation of a Party (and, except where apparent from the context, its Subsidiaries), its officers, directors and employees having responsibility of a subject matter.

         "Legal Provisions" has the meaning set forth in Section 3.8.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Loyalty" has the meaning set forth in the introductory paragraph.

         "Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, Liabilities, results of operations, condition (financial or otherwise), management or future prospects of such Party or Parties.

         "Multi-Employer Plan" shall have the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" or "Parties" shall mean Loyalty and AEIS, as the case may be.

         "Permits" has the meaning set forth in Section 3.8.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, entity, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

                                       4
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         "Regulations" means the rules and regulations under the Code.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Documents" means any registration statement, report or other document filed with the SEC by Loyalty.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens for taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiaries" means the corporations, limited liability companies, partnerships or other entities with respect to which the Company (or a Subsidiary thereof) owns a majority of the common stock or equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or similar persons or entities.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Warrants" means the warrants to purchase Common Stock described in
Section 2.1.

         2. BASIC TRANSACTION.

            2.1 Sale of Securities. At the Closing and subject to the terms and conditions of this Agreement, AEIS shall purchase, and Loyalty shall sell 5,000,000 shares of Common Stock for a purchase price consisting of the consideration relating to the entry into the Reseller Agreement with Schoolpop. As additional consideration, at Closing, Loyalty shall issue to AEIS Warrants to purchase 1,000,000 shares of Common Stock at $0.43 per share, 1,000,000 shares at $0.75 per share and 1,000,000 shares at $1.00 per share, subject to the terms and conditions of the form of Warrant attached hereto as Exhibit "A." The Warrants shall be exercisable for the period beginning upon the earlier of (i) one year from the date of issuance or (ii) the effectiveness of a Registration Statement with the SEC covering the public sale of the shares of Common Stock issuable upon exercise of the Warrants, and ending five years after the date of issuance of the Warrants.

            2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place via Federal Express or other overnight delivery on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties shall take at the Closing itself) or such place and other date as the parties may mutually determine (the actual date of the Closing is herein referred to as the "Closing Date").

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

            2.3 Actions at the Closing. At the Closing, Loyalty shall deliver to AEIS a stock certificate representing the shares of Common Stock and Warrants registered in the name of AEIS and each of the Parties shall execute various certificates, instruments and documents referred to in Section 5 of this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF LOYALTY. Loyalty, represents and warrants to AEIS that the statements contained in this Article 3 are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3). All representations of Loyalty include its Subsidiaries, except where apparent from the context.

            3.1 Organization, Qualification, and Power. Loyalty is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Loyalty is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on Loyalty, or on the ability of Loyalty to consummate the securities contemplated by this Agreement. Loyalty is qualified to do business in those jurisdictions listed on Schedule 3.1. Loyalty has full power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Loyalty has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Loyalty has delivered to AEIS a true and correct copy of its certificate of incorporation, and bylaws, as amended. Loyalty has no Subsidiaries except as disclosed on Schedule 3.1. Loyalty is not in default under or in violation of the provisions of its certificate of incorporation or bylaws, as amended. The minute books (containing the records of meetings of the

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stockholders, board of directors, and committees of the board of directors), and transfer records of Loyalty are correct and complete. Attached hereto as part of
Schedule 3.1 are (a) true and correct copies of Loyalty's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as currently in effect and (b) a list of all Subsidiaries and Affiliates of Loyalty together with an indication of how each is related to Loyalty. The Subsidiaries reflected as inactive on Schedule 3.1 are not current or in good standing. On or before the Closing, Loyalty shall file with the Delaware Secretary of State an amendment to its certificate of incorporation in the form attached to Schedule
3.1 ("Amendment to Certificate"). In connection with the closing of the Accel Financing (as described Section 5.1.6), Loyalty shall file with the Delaware Secretary of State a certificate of designation in the form attached to Schedule
3.1 ("Certificate of Designation").

            3.2 Capitalization. Except as reflected on Schedule 3.2 and subject to the filing of the Amendment to Certificate and Certificate of Designation, the entire authorized capital stock of Loyalty consists of 100,000,000 shares of Common Stock, of which 96,107,193 shares are issued and outstanding and 5,000,000 shares of preferred stock, of which three shares are issued and outstanding. No shares of Common Stock are held in Loyalty's treasury. All of the issued and outstanding shares of Loyalty Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable and are free and clear of Security Interests, and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws, as amended, of Loyalty, except as set forth in the Investor Rights Agreement between Loyalty and the Accel Group to be executed and delivered in connection with the closing of the Accel Financing. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of character relating

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to the issued or unissued capital stock or other securities of Loyalty, or otherwise obligating Loyalty to issue, transfer, sell, purchase, redeem or otherwise acquire such securities except as disclosed in Schedule 3.2. There are no outstanding or authorized performance units, stock appreciation, phantom stock, profit participation, or similar rights with respect to Loyalty. All outstanding shares of Loyalty Common Stock were issued in compliance with all applicable federal and state securities laws.

            3.3 Authorization of Transaction. The execution and delivery by Loyalty of this Agreement and the consummation by Loyalty of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Loyalty, subject to Loyalty amending its Certificate of Incorporation prior to Closing to increase its authorized capital to 200,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock pursuant to the Amendment to Certificate. Upon execution and delivery by the parties, this Agreement shall constitute the valid and binding obligation of Loyalty enforceable against it in accordance with its terms, subject to stockholder approval and filing of the Amendment to Certificate.

            3.4 Noncontravention. Except as set forth in Schedule 3.4, subject to the approval and filing of the Amendment to Certificate, the execution and the delivery of this Agreement, and the consummation of the transactions contemplated hereby, shall (i) not violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any federal, state and foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") to which Loyalty is subject or provision of the certificate of incorporation or bylaws, each as amended, of Loyalty or (ii) conflict with, result in a breach, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require notice under agreement, contract, mortgage, note, lease,

                                       9
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license, instrument or other arrangement to which Loyalty is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of Security Interest upon of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on Loyalty or the ability of Loyalty to consummate the transactions contemplated by this Agreement. Loyalty need not give notice to, make filing with, or obtain authorization, consent, or approval of any Governmental Entity in order for Loyalty to consummate the transactions contemplated by this Agreement, except for the filing of the Amendment to Certificate.

            3.5 Title to Assets. Loyalty or a Subsidiary, as applicable, have good and marketable title of all the assets reflected on its Financial Statements previously delivered to AEIS and to be delivered to AEIS prior to the Closing Date, as such assets have changed in the Ordinary Course of Business, and used by it in the Ordinary Course of Business, free and clear of all Security Interests except as disclosed on Schedule 3.5.

            3.6 Financial Statements. Except as disclosed on Schedule 3.6, the Financial Statements of Loyalty (including the related notes and schedules) for the year ended December 31, 2003, and the interim periods which have been delivered to AEIS, and the Financial Statements for FUNDever, Inc. for the year ended December 31, 2003 and any interim periods which will be delivered to AEIS prior to the Closing Date (collectively or individually, as applicable, the "Financial Statements") have been prepared in accordance with GAAP (except in the case of interim Financial Statements which are limited as permitted by the published rules and regulations of the SEC) applied on a consistent basis throughout the periods covered thereby, and fairly present the financial condition of Loyalty as of the indicated dates and the results of operations of

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Loyalty for the indicated periods (subject, in the case of unaudited Financial
Statements, to normal and recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and, where applicable, the Public Company Accounting Oversight Board, with respect thereto as of its respective dates and are consistent with the books and records of Loyalty. The Financial Statements do not contain untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

            3.7 SEC Reports. The SEC Reports filed by Loyalty with the SEC since December 31, 2003 and to be filed prior to the Closing Date did not, as of the time of filing, and will not contain untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

            3.8 Compliance with Laws.

            (a) Loyalty is, to the best of its Knowledge, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees (including, but not limited to those applicable to the business as presently conducted by Loyalty) of all Governmental Entities applicable to its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on Loyalty. Loyalty has in effect all approvals, including all authorizations, certificates, filings, franchises, licenses, notices, permits easements, variances, exceptions, consents, certificates, approvals, authorizations, orders and rights of or with all

                                       11
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Governmental Entities, including all authorizations regarding Environmental,
Health, and Safety Requirements (collectively, "Permits"), necessary for Loyalty to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted, except for failures to have in effect such Permits that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on Loyalty. There has occurred no default under, or violation of, such Permit, except individually or in the aggregate as has not had and could not reasonably be expected to have a Material Adverse Effect on Loyalty. There are no Permits that Loyalty fails to maintain in good standing where such failure could reasonably be expected to have a Material Adverse Effect on Loyalty.

            (b) Except as disclosed on Schedule 3.8, no action, demand, inquiry or investigation by any Governmental Entity, and no suit, action or proceeding by other Person, is pending with respect to Loyalty or any of its properties or other assets or, to the Knowledge of Loyalty threatened, other than, in case, those in which the outcome individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect on Loyalty.

            3.9 Certain Business Relationships With Loyalty. Except as disclosed on Schedule 3.9, none of the family members, including spouses and children of Loyalty's directors has, Directly or Indirectly, been involved in a business arrangement or conducted business with Loyalty since January 1, 2004, and none of such family members own assets, tangible or intangible, which is used in the business of Loyalty.

            3.10 Absence of Questionable Payments. Since January 1, 2004, none of Loyalty, its officers, directors, employees or agents has, Directly or Indirectly, made payments of the kind which is prohibited by the Foreign Corrupt Practices Act of 1977.

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            3.11 Employment Matters.

            (a) Except as disclosed in Schedule 3.11, there is no employment agreement which is not terminable, nor would Loyalty, upon termination of any employee have Liability to pay such employee severance or other compensation except for services actually rendered through the date of termination.

            (b) No person has alleged that Loyalty has committed an act involving: (i) sexual misconduct or harassment in violation of Title VII of the Civil Rights Act of 1964 or amounting to sexual misconduct, harassment or an invasion of privacy under applicable state law or (ii) discrimination in violation of the United States and/or applicable state Constitutions or legislation.

            3.12 Employees. To the Knowledge of Loyalty, no executive, key employee, or group of employees has plans to terminate employment with Loyalty. Loyalty is not a party to or bound by any collective bargaining agreement nor has it experienced strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Loyalty has not committed unfair labor practice. Loyalty has no Knowledge of any organizational effort presently being made or threatened by or on behalf of labor union with respect to employees of Loyalty.

            3.13 Employee Benefit Plans.

                 3.13.1 Schedule 3.13 lists each Employee Benefit Plan that Loyalty maintains, to which Loyalty contributes or has an obligation to contribute, or with respect to which Loyalty has Liability or potential Liability.

                 (a) All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, participant notice and election forms and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA, the Code and the Regulations with respect to said Employee Benefit Plan.

                 (b) All contributions which are due have been made within the time period prescribed by ERISA, the Code and the Regulations to said Employee Benefit Plan which is an Employee Pension Benefit Plan.

                 (c) such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Employee Benefit Plan.

                 3.13.2 With respect to each Employee Benefit Plan that Loyalty, and any ERISA Affiliate maintains, or to which it contributes, ever has contributed or has an obligation to contribute, or with respect to which it has Liability or potential Liability, there have not been any Prohibited Transactions with respect to such Employee Benefit Plan. No fiduciary has Liability for breach of fiduciary duty or other failure to act or comply in connection with the administration or investment of the assets of such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Loyalty threatened. Loyalty has no Knowledge of the basis for such action, suit, proceeding, hearing, or investigation.

                 3.13.3 None of Loyalty, and any ERISA Affiliate contributes to, has an obligation to contribute to, or has Liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to a Multi-Employer Plan.

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            3.14 Tangible Assets. Loyalty owns or leases all fixtures, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. To the Knowledge of Loyalty, such tangible assets are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used and are free and clear of and all Security Interests except as provided on Schedule 3.14.

            3.15 Tax Matters.

                 3.15.1 Loyalty has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Loyalty (whether or not shown on Tax Return) have been paid. Except as set forth on Schedule 3.15.1, Loyalty is not currently the beneficiary of extension of time within which to file its Tax Return. No claim has ever been made by an authority in a jurisdiction where Loyalty does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on of the assets of Loyalty that arose in connection with failure (or alleged failure) to pay Tax.

                 3.15.2 Loyalty has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to each employee, independent contractor, creditor, stockholder, or other third party.

                 3.15.3 Loyalty does not expect any authority to assess additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning Tax Liability of Loyalty that (a) is claimed or raised by any Tax authority in writing or (b) as to which Loyalty has Knowledge based upon personal contact with any agent of such authority. Schedule 3.15.3 lists all Tax Returns that currently are the subject of audit.

                 3.15.4 Loyalty and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                 3.15.5 The unpaid Taxes of Loyalty and its Subsidiaries (a) did not, as of March 31, 2004, exceed the reserve for Tax Liability (rather than reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the March 31, 2004 balance sheets (rather than in notes thereto) to be delivered to AEIS prior to the Closing Date and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Loyalty and its Subsidiaries in filing their Tax Returns.

                 3.15.6 Loyalty and its Subsidiaries have not filed a consent under Code Section 341(f) concerning collapsible corporations. Loyalty and its Subsidiaries have not made payments, are not obligated to make payments, and are not parties to any agreement that under certain circumstances could obligate it to make payments that will not be deductible under Code Section 280G. Loyalty has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
Section 897(c)(1)(A)(ii). Loyalty and its Subsidiaries have disclosed on their federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. Loyalty and its Subsidiaries are not parties to any Tax allocation or sharing agreement. Loyalty and its Subsidiaries have not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Loyalty) and do not have any Liability for the Taxes of any Person (other than Loyalty or its Subsidiaries) under

Regulation Section 1.1502-6 (or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            3.16 Real Property. Loyalty does not own any real property.

            3.17 Environmental, Health, and Safety Matters. To its Knowledge:

                 3.17.1 Loyalty, and its respective predecessors and Affiliates, have complied and are in compliance with all Environmental, Health, and Safety Requirements.

                 3.17.2 Without limiting the generality of the foregoing, Loyalty, and its respective Affiliates have obtained and are in compliance with all Permits that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such Permits, is set forth on the attached Schedule 3.17.2.

                 3.17.3 Loyalty, its respective predecessors or Affiliates have not received written or oral notice, report or other information regarding actual or alleged violation of Environmental, Health, and Safety Requirements, or Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including investigatory, remedial or corrective obligations, relating to of them or its facilities arising under Environmental, Health, and Safety Requirements.

                 3.17.4 Loyalty has not expressly or by operation of law, assumed or undertaken liability, including without limitation obligation for corrective or remedial action, of other Person relating to Environmental, Health, and Safety Requirements.

            3.18 Undisclosed Liabilities. Except as disclosed on Schedule 3.18, Loyalty has no obligations or Liabilities (contingent or otherwise), except obligations and Liabilities (a) that are fully accrued or provided for in all material respects in the balance sheets of Loyalty as of March 31, 2004 in accordance with GAAP, (b) that were incurred after March 31, 2004, in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by contract, warranty, tort, infringement, or violation of law), or (c) that it individually or in the aggregate would not have a Material Adverse Effect on Loyalty .

            3.19 Guaranties. Loyalty is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) to another Person.

            3.20 Events Subsequent to March 31, 2004. Since March 31, 2004 or as disclosed on Schedule 3.20, there has not been a change or event which had or could have a Material Adverse Effect on Loyalty. Without limiting the generality of the foregoing, since that date:

            (a) Loyalty has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (b) Loyalty has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 or outside the Ordinary Course of Business;

            (c) No party (including Loyalty) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which Loyalty is a party or by which it is bound;

            (d) Loyalty has not granted any Security Interest upon of its assets, tangible or intangible;

            (e) Loyalty has not made or committed to make any capital expenditure (or series of related capital expenditures) involving more than $100,000 or outside the Ordinary Course of Business;

            (f) Loyalty has not made any capital investment in, loan to, or acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $100,000 or outside the Ordinary Course of Business;

            (g) Loyalty has not issued any note, bond, or other debt security, or created, incurred, assumed, or guaranteed indebtedness for borrowed money or a capitalized lease obligation involving more than $100,000 singly or $250,000 in the aggregate;

            (h) Loyalty has not delayed or postponed the payment of any accounts payable and other Liabilities outside the Ordinary Course of Business;

            (i) Loyalty has not cancelled, compromised, waived, or released the right or claim (or series of related rights and claims) involving more than $100,000 or outside the Ordinary Course of Business;

            (j) Loyalty has not granted any license or sublicense of rights under or with respect to its Intellectual Property;

            (k) There has been no change made or authorized in the certificate of incorporation or bylaws of Loyalty;

            (l) Loyalty has not issued, sold, or otherwise disposed of any of its capital stock, or granted options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) of its capital stock;

            (m) Loyalty has not declared, set aside, or paid a dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (n) Loyalty has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

            (o) Loyalty has not made any loan to, or entered into any other transaction with its directors, officers, and employees outside the Ordinary Course of Business;

            (p) Loyalty has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing contract or agreement;

            (q) Loyalty has not granted any increase in the base compensation of its directors, officers, and employees outside the Ordinary Course of Business;

            (r) Loyalty has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of its directors, officers, and employees (or taken any such action with respect to any Employee Benefit Plan);

            (s) Loyalty has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

            (t) Loyalty has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

            (u) There has not been any other material occurrence, event, incident, action, failure to act, or transaction involving Loyalty outside the Ordinary Course of Business; and

            (v) Loyalty has not committed to any of the foregoing.

            3.21 Brokers' Fees. Loyalty has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            3.22 Intellectual Property. To its knowledge:

            (a) Schedule 3.22 is a correct and complete list of all (i) Intellectual Property material to the business of Loyalty, including the status of all patents, patent applications and registered Intellectual Property (ii) trade, corporate and fictitious names used by Loyalty, (iii) computer software and databases created or used by Loyalty (other than mass marketed software with a license fee of less than $5,000), (iv) material unregistered trademarks and copyrights owned or presently used by Loyalty and (v) licenses and other rights granted by or to Loyalty, in case with respect to any Intellectual Property.

            (b) Loyalty owns all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property necessary for the operation of the business as currently conducted and as currently proposed to be conducted free and clear of liens or adverse claims, except as disclosed on Schedule 3.22.

            (c) Except as disclosed on Schedule 3.22, no claim by any third party contesting the validity, enforceability, and ownership, or use of the Intellectual Property owned or used by Loyalty or claiming that the activities of Loyalty in connection with the Intellectual Property constitutes unfair competition, has been made, is currently outstanding or is threatened and there are no grounds for the same.

            (d) Except as disclosed on Schedule 3.22, the loss or expiration of any individual Intellectual Property right or related group of Intellectual Property rights owned or used by Loyalty would not have a Material Adverse

Effect on Loyalty, and no such loss or expiration is pending or reasonably foreseeable, or threatened.

            (e) Loyalty has not received any written notice of, nor are there any facts that indicate any likelihood of infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property owned or used by Loyalty.

            (f) Except as disclosed in Schedule 3.22, Loyalty has not infringed, misappropriated or otherwise conflicted with any Intellectual Property of third party, and there is no infringement, misappropriation or conflict which will occur as a result of the continued operation of the business as currently conducted or as currently proposed to be conducted.

            (g) Except as disclosed in Schedule 3.22, no person other than Loyalty owns or has any proprietary, financial or other interest, Directly or Indirectly, in whole or in part, in Intellectual Property that is owned by or licensed to Loyalty.

            (h) Except as disclosed on Schedule 3.22, Loyalty is not required to pay any royalty, license fee or similar compensation with respect to the Intellectual Property that is owned or licensed to Loyalty in connection with the current or prior conduct of the business.

            3.23 Insurance. Loyalty maintain such policies of insurance, issued by responsible insurers licensed to do business in Georgia and California, as applicable, as is appropriate to operations, property and assets, in such amounts and again such risks as is customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect. Loyalty is not in default, as to the payment of premiums or otherwise, under the terms of such policy. Schedule 3.23 lists all policies of insurance maintained by Loyalty, including the name of the insurer, the type of insurance, the date of issuance and the annual premium cost.

            3.24 Certain Agreements. (a) Schedule 3.24 lists all agreements to which Loyalty is a party or by which it is bound of with respect to (1) contractual restrictions on transfer of Loyalty's securities, (2) registration rights or preemptive rights with respect to any of Loyalty's securities and (3) any agreements relating to the issuance of any company securities in the future. True and correct copies of all such agreements have been provided to AEIS.

            (b) Since December 31, 2003, neither Loyalty nor any Subsidiary has received notice of any termination or intent to terminate any agreement to which it is a party and involving the payment or receipt of $50,000 or more, nor are there any facts or circumstances that may give rise to termination, cancellation or a claim for damages under any such agreements.

            (c) Schedule 3.24 lists all agreements entered into since January 1, 2004, pursuant to which Loyalty has issued or acquired securities, has sold any material assets, merged with or acquired any business or has agreed to do any of the foregoing. Schedule 3.24 also lists all private placement memoranda, offering circulars, prospectuses or other documents relating to the offer or sale of securities by Loyalty since that date.

            3.25 Indebtedness. Except as disclosed on Schedule 3.25, Loyalty has no indebtedness (including capitalized leases, fixed or contingent and for borrowed money or otherwise) in excess of $50,000 individually. Schedule 3.25 sets forth with respect to each item of indebtedness the lender, lessor or obligee, the date originally incurred, the original and current principal amounts, the maturity date (including current maturities of long-term indebtedness) and a brief description of any collateral held by the lender, lessor or obligee.

            3.26 Investments. Schedule 3.26 lists (a) all investments (other than Subsidiaries and Affiliates listed on Schedule 3.1) made or committed to be made by Loyalty since January 1, 2004 in any person, including partnership, limited liability company, stock or debt interests in any third party and (b) all agreements pursuant to which Loyalty has the option or right of first refusal to purchase any securities, business or assets (in excess of $200,000 individually) or pursuant to which Loyalty has granted any such rights.

            3.27 Litigation. Except as set forth in Schedule 3.27, there are no lawsuits, proceedings, claims or investigations, or to the best of the knowledge of Loyalty, threatened, by or against Loyalty or any Subsidiary or its prospective business which involves a claim for $50,000 or more, whether or not insured. There are no outstanding judgments, adverse or decrees against Loyalty or any Subsidiary whether or not stayed pending appeal or otherwise. No director or executive officer is or has during the past five years been a party to any litigation, claim or proceeding involving personal bankruptcy, criminal conduct or violation of any securities laws or regulations.

            3.28 Copies of Documents. Loyalty has or will upon receipt of written request, deliver to AEIS true and correct copies of any agreements, instruments or documents listed, described or relating to any matters listed or described, on any schedule to this Agreement.

            3.29 Other Information. This agreement, the schedules hereto and the information provided or to be provided pursuant hereto are collectively correct in all material respects and do not contain any untrue statement of a material fact, nor omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, except to the extent that the same would not reasonably have a Material Adverse Effect on Loyalty, its assets or business.

         4. REPRESENTATIONS AND WARRANTIES OF AEIS. AEIS represents and warrants to Loyalty that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

            4.1 Organization, Qualification, and Power. AEIS is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on it or on the ability of it to consummate the transactions contemplated by this Agreement. It has full power and authority to carry on the businesses in which it is engaged, and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            4.2 Authorization of Transaction. The execution and delivery by AEIS of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on its part. Upon execution and delivery by the parties, this Agreement shall constitute the valid and binding obligation of AEIS enforceable against each in accordance with its terms.

            4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which AEIS is subject or any provision of the certificate of organization or operating agreement (or similar governing documents) of AEIS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, mortgage, note, lease, license, instrument or other arrangement to which AEIS is a party or by which either is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on AEIS or the ability of AEIS to consummate the transaction contemplated by this Agreement. AEIS need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for it to consummate the transactions contemplated by this Agreement.

            4.4 Brokers' Fees. AEIS did not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            4.5 Investment Intent. AEIS (i) understands that the Common Stock and the Warrants have not been registered under the Securities Act of 1933, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(ii) is acquiring the Common Stock and the Warrants (and any shares of Common Stock issued upon exercise of the Warrants) solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters (iv) has received certain information concerning Loyalty and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the securities, (v) is able to bear the economic risk and lack of liquidity inherent in owning the securities, and (vi) is an "Accredited Investor" for the reasons set forth in the rules of the SEC.

         5. CONDITIONS TO OBLIGATION TO CLOSE.

            5.1 Conditions to Obligation of Loyalty. The obligation of Loyalty to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                 5.1.1 The representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                 5.1.2 Loyalty shall have filed the Amendment to Certificate;

                 5.1.3 Schoolpop and AEIS shall have entered into the Reseller Agreement;

                 5.1.4 No action, suit, or proceeding shall be pending or threatened before any Government Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) have a Material Adverse Effect on Loyalty;

                 5.1.5 AEIS shall deliver to Loyalty a certificate signed by its authorized officer or manager to the effect that the conditions specified above in Sections 5.1.1 through 5.1.4 have been satisfied in all respects;

                 5.1.6 Loyalty shall have closed on its financing with Accel Partners (and/or its affiliates) and a limited number of other investors ("Accel Financing"); and

                 5.1.7 AEIS shall have executed and delivered to Loyalty a hold harmless and indemnity agreement, in form reasonably satisfactory to counsel to Loyalty, with regard to any claims by AEIS, its Affiliates, directors, officers employees or agents related to the purchase and sale of assets and assumption of related obligations between Schoolpop and The National Scrip Center, Inc.

         Loyalty may waive any condition specified in this Section 5.1 if it executes a writing so stating at or prior to the Closing.

            5.2 Conditions to Obligation of AEIS. The obligation of AEIS to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                 5.2.1 The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                 5.2.2 Loyalty shall have filed the Amendment to Certificate;

                 5.2.3 Schoolpop and AEIS shall have entered into the Reseller Agreement;

                 5.2.4 No action, suit, or proceeding shall be pending or threatened before any Government Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) adversely affect the right of Loyalty to own its assets, and to operate its business in the same manner as it has historically operated it, or (d) have a Material Adverse Effect on Loyalty.

                 5.2.5 Loyalty shall have delivered to AEIS a certificate to the effect that the conditions specified above in Sections 5.2.1 through 5.2.4 are satisfied in all respects;

                 5.2.6 Loyalty shall have delivered to AEIS a stock certificate representing shares of Common Stock;

                 5.2.7 Loyalty shall have delivered to AEIS the Warrants;

                 5.2.8 Loyalty shall have executed and delivered to AEIS an Investor Rights Agreement in the form attached hereto as Exhibit "B"; and

                 5.2.9 Counsel for Loyalty shall have delivered to AEIS a legal opinion in form reasonably satisfactory to counsel for EAIS that the Common Stock and Warrants issued to AEIS in accordance with this Agreement will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in Loyalty's Certificate of Incorporation or Bylaws or, to such counsel's knowledge, in any agreement to which Loyalty is party.

         AEIS may waive any condition specified in this Section 5.2 if it executes a writing so stating at or prior to the Closing.

         6. TERMINATION.

            6.1 Termination of Agreement. Any or all of the Parties may terminate this Agreement with the prior authorization of their board of directors (where applicable) as provided below:

                 6.1.1 The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                 6.1.2 A Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing (a) in the event the other Party has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the other Party has been notified of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (b) if the Closing shall not have occurred on or before August 31, 2004;

                 6.1.3 By either Party, if there shall be a final non-appealable order of a federal or state court restraining or prohibiting the consummation of the transactions contemplated by this Agreement, or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity, that would make the consummation of the transactions contemplated by this Agreement illegal.

            6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1 above, all rights and obligations of the Parties hereunder shall terminate (except relating to Confidential Information) without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         7. INDEMNIFICATION.

            7.1. Indemnification by Loyalty. In the event Loyalty breaches (or in the event any third party alleges facts that, if true, would mean Loyalty has breached) any of its representations, warranties, and covenants contained in the Agreement or in any document, certificate or affidavit delivered by Loyalty at or prior to the Closing, and, provided that AEIS makes a written claim for indemnification against Loyalty pursuant to Section 7.3 below, then Loyalty agrees to indemnify AEIS from and against the entirety of any Adverse Consequences AEIS may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            7.2 Indemnification by AEIS. In the event AEIS breaches (or in the event any third party alleges facts that, if true, would mean AEIS has breached) any of its representations, warranties, and covenants contained in the Agreement or in any document, certificate or affidavit delivered by AEIS at or prior to the Closing, and, provided that Loyalty makes a written claim for indemnification against AEIS, pursuant to Section 7.3 below, then AEIS agrees to indemnify Loyalty from and against the entirety of any Adverse Consequences Loyalty may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            7.3. Procedure.

            (a) Promptly (and in any event within five days after the service of any summons or other document) after acquiring knowledge of any Claim for which one or more of the parties (the "Indemnified Party") may seek indemnification against other party (the "Indemnifying Party") pursuant to this Section 7, the Indemnified Party shall give written notice thereof to the Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this Section 7, except to the extent that the Indemnifying Party demonstrates actual damage caused by that failure. The Indemnifying Party shall have the right to assume the defense of any Claim with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the action resulting from the Claim or otherwise respond to the Claim, the Indemnified Party shall have the right to defend the action resulting from the Claim by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Claim against it, and recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the Claim; otherwise, the Indemnified Party shall have no right to settle or compromise any Claim. The Indemnifying Party shall have the right to settle or compromise any claim against the Indemnified Party without the consent of the

Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

            (b) Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Section 7, the Indemnified Party shall deliver to the Indemnifying Party such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the Claim for which indemnification is being received.

         8. MISCELLANEOUS.

            8.1 Survival. All of the representations, warranties, and covenants of the Parties shall survive the Closing for as long as the applicable statute of limitations.

            8.2 Entire Agreement. This Agreement (including the Reseller Agreement and the documents referred to therein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

            8.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors.

            8.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            8.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            8.6 Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery (in which event a copy shall immediately be sent by Federal Express or similar receipted delivery).

         If to Loyalty:                 Paul Robinson
                                        3885 Crestwood Parkway
                                        Suite 550
                                        Duluth, GA 30096
                                        Telephone:  (770) 638-5101
                                        Facsimile:  (678) 623-3334

         with a copy to:                Daryl Cramer, Esq.
                                        Daryl Cramer & Associates, P.A.
                                        3801 PGA Blvd, Suite 508
                                        Palm Beach Gardens, FL 33410-2758
                                        Telephone:  (561) 659-7005
                                        Facsimile:  (561) 659-0701

         If to AEIS:                    American Express Incentive Services, LLC
                                        1309 North Highway Drive
                                        Fenton, Missouri 63099
                                        Attention:  Legal Management
                                        Facsimile:  (636) 226-2009

         with a copy to: General Counsel's Office of  & Law Department
                         American Express               Maritz, Inc.
                         200 Vesey Street               1375 N Highway Dr.
                         New York, NY 10285-4908        Fenton, MO 63099
                         Attention:  Marcie Wilkov
                         Facsimile: (212) 640-0360

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person.

            8.7 Governing Law. Except as otherwise provided, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware including its conflicts of law provisions.

            8.8 Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective board of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            8.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision by its severance herefrom.

            8.10 Expenses. Each of the parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            8.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

            8.12 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by any party of the controversy, claim or dispute to binding arbitration in Atlanta, Georgia (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

            8.13 Force Majeure. No party shall be responsible for failure or delay in performance hereunder by reason of any strikes; labor disputes; freight embargoes; interruption or failure in the Internet, telephone or other telecommunications service or related equipment; material interruption in the mail service or other means of communication within the United States; if Loyalty shall have sustained a material or substantial loss by fire, flood, accident, tornado, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured; acts of God; outbreak or material escalation of hostilities or civil disturbances, national emergency or war (whether or not declared), or other calamity or crises including a terrorist act or acts affecting the United States; future laws, rules, regulations or acts of any Governmental Entity (including any orders, rules or regulations issued by any official or agency of such Governmental Entity); or any cause beyond the reasonable control of such party.

            8.14 Plural. Unless the context requires otherwise, the singular shall include the plural, and vice versa.

            8.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                           [Signature Pages Attached]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       LOYALTYPOINT, INC.


                                       By: /s/ Paul Robinson
                                           ------------------------
                                           Paul Robinson
                                           Chief Executive Officer



           [Signature Page to Stock Purchase Agreement (LoyaltyPoint)]

                                       AMERICAN EXPRESS INCENTIVE SERVICES, LLC


                                       By:___________________________________
                                          ______________________, Manager



         [Signature Page to Stock Purchase Agreement (American Express)]